EXHIBIT 99.8
PROXY
9151 Grapevine Highway, North Richland Hills, Texas 76180
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Glenn W. Reed and Mark D. Hauptman, and each or any one of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned in all matters coming before the Special Meeting of Stockholders of UICI to be held at the [Marriott Dallas/Fort Worth, Airport South, 4151 Centreport Boulevard, Fort Worth, Texas 76155] on                      day,                     , 2006 at            a.m., Central Time, and any adjournment thereof, and to vote as follows:
1.	PROPOSAL TO APPROVE THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF SEPTEMBER 15, 2005, BY AND AMONG PREMIUM FINANCE LLC, MULBERRY FINANCE CO., INC., DLJMB IV FIRST MERGER LLC, PREMIUM ACQUISITION, INC., MULBERRY ACQUISITION, INC., DLJMB IV FIRST MERGER CO ACQUISITION INC. AND UICI.
☐ FOR ☐ AGAINST ☐ ABSTAIN
2.	APPROVE ANY MOTION TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO ANOTHER TIME OR PLACE, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE MERGER PROPOSAL.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	CONSIDER SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

Dated:	, 2006

Signature

Signature

(Joint Owners Should Each Sign. Attorneys-in-Fact, Executors, Administrators, Custodians, Partners, or Corporation Officers Should Give Full Title)
PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD PROMPTLY.

For shares registered in your name, your proxy must be received by 11:59 P.M. (Eastern Time) on                     , 2006.
For shares held in the UICI Employee Stock Ownership Plan account, if any, your proxy must be received by 11:59 P.M. (Eastern Daylight Time) on                     , 2006.
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to UICI, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.